EXHIBIT 5 AND 23.2

Warner Norcross & Judd LLP
Attorneys at Law
900 Fifth Third Center
111 Lyon Street, N.W.
Grand Rapids, Michigan 49503-2487

Telephone (616) 752-2000
Fax (616) 752-2500

   Gordon Lewis

    (616) 752-2752
   glewis@wnj.com

September 26, 2003

Board of Directors
Chemical Financial Corporation
333 East Main Street
Midland, Michigan 48640

                    Re:     Form S-3 Registration Statement

Ladies and Gentlemen:

          We have acted as counsel to Chemical Financial Corporation (the "Corporation") in connection with the Registration Statement under the Securities Act of 1933, on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission for the purpose of registering 300,000 shares of Common Stock of the Corporation for sale pursuant to the Chemical Financial Corporation "Chemical Invest Direct" program.

          As counsel for the Company, we are familiar with its Articles of Incorporation and Bylaws and have reviewed the various proceedings taken by the Company to authorize the issuance of the Common Stock to be sold pursuant to the Registration Statement. We have also reviewed and assisted in preparing the Registration Statement. In our review, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

          On the basis of the foregoing, it is our opinion that the 300,000 shares of Common Stock being offered by the Corporation as described in the Registration Statement, upon delivery thereof and payment therefor in accordance with the terms stated in the Registration Statement, will be legally issued, fully paid and nonassessable.

          These opinions are limited to the matters specifically referred to in the letter and are effective as of the date of this opinion. No expansion of our opinions may be made by implication or otherwise. This opinion is for use in connection with the Registration Statement and may not be relied on in connection with other matters.

Chemical Financial Corp. Board of Directors

September 26, 2003
____________________________________

          We hereby consent to reference to us in the Registration Statement and to the filing of this opinion and consent as an exhibit to the Registration Statement.

WARNER NORCROSS & JUDD LLP

By: /s/ Gordon R. Lewis
Gordon R. Lewis A Partner